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                                                                                                                 EXHIBIT 11


                                                      BOYKIN LODGING COMPANY
                                                 COMPUTATION OF EARNINGS PER SHARE
                                      FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997
                                           (amounts in thousands, except per share data)

                                                                              For the Three                 For the Nine
                                                                               Months Ended                  Months Ended
                                                                            September 30, 1997            September 30, 1997
                                                                            ------------------            ------------------

INCOME:
          Income before extraordinary item                                   $        5,373                $       13,127
          Extraordinary loss, net of minority interest                                 (141)                         (141)
                                                                             --------------                --------------
          Net income                                                         $        5,232                $       12,986
                                                                             ==============                ==============

PER SHARE AMOUNTS REPORTED TO SHAREHOLDERS--NOTE 1:
          Income before extraordinary item                                   $         0.56                $         1.37
          Extraordinary loss, net of minority interest                                (0.01)                        (0.01)
                                                                             --------------                --------------
          Net loss                                                           $         0.55                $         1.36
                                                                             ==============                ==============

PRIMARY:
          Weighted average shares outstanding                                         9,522                         9,518
          Dilutive stock options--note 2                                                 74                            57
                                                                             --------------                --------------
                    Totals                                                            9,596                         9,575
                                                                             ==============                ==============

          Per share amounts
                    Income before extraordinary item                         $         0.56                          1.37
                    Extraordinary loss, net of minority interest                      (0.01)                        (0.01)
                                                                             --------------                --------------
                    Net income                                               $         0.55                $         1.36
                                                                             ==============                ==============


FULLY DILUTED:
          Weighted average shares outstanding                                         9,522                         9,518
          Dilutive stock options                                                        123                           123
                                                                             --------------                --------------
                    Totals                                                            9,645                         9,641
                                                                             ==============                ==============
          Per share amounts
                    Income before extraordinary item                         $         0.56                $         1.36
                    Extraordinary loss, net of minority interest                       (.01)                         (.01)
                                                                             --------------                --------------
                    Net income                                               $         0.55                $         1.35
                                                                             ==============                ==============


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Note 1--Per share earnings have been computed and reported to the shareholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."


Note 2--Dilutive stock options are calculated based on the treasury stock method.
          For primary per share earnings, the average market price per share during the period is used.  For fully diluted per share earnings, the yearend market price per share, if higher than the average market price is used.
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